                                                                REGISTRATION NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                            COLD METAL PRODUCTS, INC.
               --------------------------------------------------
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)



             New York                                         16-1144965
             --------                                         ----------
    (State or other jurisdiction                             (IRS Employer
     of incorporation or organization)                   Identification Number)

                                8526 South Avenue
                             Youngstown, Ohio 44514
                             ----------------------
               (Address of Principal Executive Office) (Zip Code)

                            COLD METAL PRODUCTS, INC.
                             1994 INCENTIVE PROGRAM
                             ----------------------
                            (Full title of the Plan)

                             -----------------------

                                  JOHN E. SLOE
                   Vice President and Chief Financial Officer
                            Cold Metal Products, Inc.
                                8526 South Avenue
                             Youngstown, Ohio 44514
                             ----------------------
                     (Name and address of agent for service)

                                 (330) 758-1194
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================

Title of Securities        Amount to be     Proposed                   Proposed                  Amount of
to be Registered           Registered       Maximum offering           Maximum                   Registration Fee
                                            price per share            aggregate offering
                                                                       price(1)
===================================================================================================================
Common Shares
$.01 par value             359,100          $3.125                     $1,122,188                $ 312


--------
         1 Estimated soley for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933 based on the average of the high and low prices of Cold Metal Products, Inc. shares on January 25, 1999 , as reported by the New York Stock Exchange - Composite Transactions Reporting System.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The contents of the Registrant's earlier registration statement on Form S-8 for the 1994 Incentive Program, File No. 33-82818, are incorporated herein by reference.


ITEM 3.                    Incorporation of Certain Documents by Reference
-------                    -----------------------------------------------

         The following documents are incorporated herein by reference:

         (1) The Registrant's latest Annual Report on Form 10-K for fiscal year ended March 31, 1998, file number 1-12870.

         (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year covered by the foregoing Annual Report.

         (3) The description of the Registrant's common stock, contained under the headings "Dividend Policy" on page 8, "Capitalization" on page 10, and "Description of Capital Stock" on page 33 of the Prospectus to the Registrant's Form S-1 Registration Statement, Registration No. 33-74986, filed with the Commission on February 4, 1994 and Note 2 to Notes to Consolidated Financial Statements on page F-8 of such Prospectus, and any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to the 1994 Incentive Program have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 8.           Exhibits
-------           --------

Exhibit Index
-------------

Exhibit No.       Exhibit                    Description               Location
-----------       -------                    -----------               --------

(5)               Opinion re legality        Opinion of Cohen          Page 5
                                             Swados Wright Hanifin
                                             Bradford & Brett, LLP


(23)(i)           Consents of experts        Consent of Deloitte       Page 6
                  and counsel                & Touche, Cleveland,
                                             Ohio to the
                                             incorporation by
                                             reference of their
                                             report dated May
                                             8,1998 which appears
                                             on page 15 of the
                                             Registrant's Annual
                                             Report on Form 10-K
                                             for the year ended
                                             March 31, 1998 (File
                                             No. 1-12870)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, this registrant certifies that it has reasonable grounds to believe that i meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngstown, State of Ohio, on this 25th day of January, 1999.

                                        COLD METAL PRODUCTS, INC.
                                        (registrant)

                                        By:  s/ Raymond P. Torok
                                           -------------------------------------
                                                 Raymond P. Torok, President and
                                                 Chief Executive Officer


                                   Title                              Date
                                   -----                              ----

s/ Raymond P. Torok           President, Chief Executive        January 25, 1999
------------------------      Officer and Director
Raymond P. Torok              (Principal Executive Officer)






s/ John E. Sloe               Vice President, Treasurer and     January 25, 1999
------------------------      Chief Financial Officer
John E. Sloe                  (Principal Financial Officer
                               and Accounting Officer)





s/ Heidi A. Nauleau           Chairman of the Board             January 25, 1999
------------------------
Heidi A. Nauleau



s/ R. Quintus Anderson        Director                          January 25, 1999
------------------------
R. Quintus Anderson



s/ Gordon A. Wilber           Director                          January 25, 1999
------------------------
Gordon A. Wilber



s/ Wilbur J. Berner           Director                          January 25, 1999
------------------------
Wilbur J. Berner



s/ Claude F. Kronk            Director                          January 25, 1999
------------------------
Claude F. Kronk


s/ Robert D. Neary            Director                          January 25, 1999
------------------------
Robert D. Neary


s/ Edwin H. Gott, Jr.         Director                          January 25, 1999
------------------------
 Edwin H. Gott, Jr.

s/ Peter B. Sullivan          Director                          January 25, 1999
------------------------
Peter B. Sullivan


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